UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2007
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated With Exit or Disposal Activities.
     On May 24, 2007, the Board of Directors of Questcor Pharmaceuticals, Inc. (the “Company”) approved a reduction in the Company’s commercial organization from 45 to 14 employees. The reduction in the commercial organization was approved to lower costs while retaining a core group of experienced field personnel. The reduction in the commercial organization was completed on May 25, 2007, and represents the first step in the execution of the Company’s plan to focus on Acthar, achieve consistent progress with its development pipeline, and more rapidly transition to profitability. The Company expects that the reduction will generate annual savings of between $4.0 million and $5.0 million and will cause the Company to incur a one-time expense of between $0.4 million and $0.7 million. The Company expects that this one-time expense will be comprised of between $0.3 million and $0.4 million for severance benefits and between $0.1 million and $0.3 million for other associated costs, and that substantially all of the one-time expense will result in cash expenditures.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
     Except for the historical information contained herein, this report contains forward-looking statements that involve risks and uncertainties. Such statements are subject to certain factors, which may cause Questcor’s results to differ from those reported herein. Factors that may cause such differences include, but are not limited to, Questcor’s ability to identify and hire a permanent Chief Executive Officer, Questcor’s ability to accurately forecast and create demand for its products, the gross margin achieved from the sale of its products, Questcor’s ability to enforce its product returns policy, the accuracy of the prescription data purchased from independent third parties by Questcor, the sell-through by Questcor’s distributors, the inventories carried by Questcor’s distributors, Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all, Questcor’s potential future need for additional funding, Questcor’s ability to utilize its net operating loss carry forwards to reduce income taxes on the sale of its non-core products, research and development risks, uncertainties regarding Questcor’s intellectual property and the uncertainty of receiving required regulatory approvals in a timely way, or at all, other research, development, marketing and regulatory risks, and the ability of Questcor to implement its strategy and acquire products and, if acquired, to market them successfully and find marketing partners where appropriate, as well as the risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2006 and other documents filed with the Securities and Exchange Commission. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
     Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Item 7.01.     Regulation FD Disclosure.
     See the disclosure set forth under Item 2.05, which is incorporated by reference into this Item 7.01.
     The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer